UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 6, 2023
COMMISSION FILE NUMBER: 000-16509
CITIZENS, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-0755371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
11815 Alterra Pkwy, Suite 1500, Austin, TX 78758
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number: (512) 837-7100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	CIA	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05     Amendment to Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

On June 6, 2023, the Board of Directors of Citizens, Inc. (the “Company”) amended the Company's Code of Business Conduct and Ethics (as amended, the "Code"). The Code has been amended to change the Insider Trading Policy's end date for corporate blackout periods from two full trading days to twenty-four hours after material non-public information has been made public.

The amendment reflected in the Code did not relate to or result in any waiver, explicit or implicit, of any provision of the previous Code of Business Conduct or Ethics.

A copy of the Code is also publicly available in the "Corporate Governance" section of the Company's website at: https://www.citizensinc.com/investors/#corporate-governance

Item 5.07     Submission of Matters to a Vote of Security Holders

On June 6, 2023, the Company held its 2023 Annual Meeting of Shareholders (the "Annual Meeting"), at which a quorum was present.

As described in detail in the Company's proxy statement dated April 24, 2023 (the "Proxy Statement") and the Proxy Statement Supplement (the "Supplement") dated May 9, 2023, the shareholders were asked to consider and vote upon the following proposals:

1) To elect each of the eight director nominees identified in the accompanying Proxy Statement to serve until the next annual meeting of shareholders or until his or her successor is duly elected and qualified;

2) To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2023;

3) To approve, on a non-binding advisory basis, executive compensation (“Say-On-Pay”); and

4) To approve a non-binding advisory vote regarding the frequency of the advisory vote on compensation paid to the Company’s named executive officers (“Say-On-Pay Frequency”).

At the Annual Meeting, the Company’s Class A shareholders voted on the first three proposals and cast their votes as described below.

As reported in the Company's Form 8-K filed on June 6th, 2023, the Annual Meeting adjourned to allow shareholders additional time to consider and vote on Proposal 4, Say-On-Pay Frequency. As described in the Supplement, the adjourned Annual Meeting will be held at 10:00 a.m. Central Time on Tuesday, June 20, 2023 at our corporate offices located at 11815 Alterra Parkway, Floor 15, Austin, Texas 78758 (the “Adjourned Annual Meeting”) to allow shareholders additional time to consider Proposal 4. At the Adjourned Annual Meeting, only Proposal 4 will be presented for shareholder consideration.

Proposal 1 – Election of Directors

The individuals listed below were elected at the Annual Meeting to serve as the Company’s directors until the next annual meeting of shareholders or until their respective successors are duly elected and qualified:

Name	For	Against	Abstain	Broker Non-Votes
Christopher W. Claus	6,538,191.56	313,280.63	190,736.53	2,956,859.00
Cynthia H. Davis	6,259,619.73	760,763.53	21,825.46	2,956,859.00
Jerry D. Davis	6,706,789.93	42,196.43	293,222.35	2,956,859.00
Francis A. Keating II	6,297,309.65	445,474.65	299,301.41	2,956,859.00
Terry S. Maness	6,528,261.95	47,785.64	466,161.13	2,956,859.00
J. Keith Morgan	6,534,480.65	486,014.87	21,713.20	2,956,859.00
Gerald W. Shields	6,529,383.08	47,289.77	465,535.86	2,956,859.00
Mary Taylor	6,255,592.63	492,258.91	294,357.17	2,956,859.00

Proposal 2 – Ratification of the Appointment of Grant Thornton LLP as Independent Auditor

Class A shareholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2023.

For:	9,944,344.51
Against:	21,440.26
Abstain:	33,221.95
Broker Non-Votes:	N/A

Proposal 3 – Advisory Vote to Approve Executive Compensation

The Class A shareholders approved the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K and contained in the 2023 Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

For:	6,508,533.51
Against:	505,627.76
Abstain:	28,047.45
Broker Non-Votes:	2,956,859.00

Item 8.01     Other Events

As reported above under Item 5.07, the Adjourned Annual Meeting will be reconvened on June 20, 2023 for the sole purpose of allowing additional time for shareholders to vote on Proposal 4, Say-On-Pay Frequency.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.

By:	/s/ Gerald W. Shields
Chief Executive Officer and President
Date: June 9, 2023